UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

Starwood Hotels & Resorts Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One StarPoint, Stamford, CT		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 964-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2012, Starwood Hotels & Resorts Worldwide, Inc. (the “Company”), certain of its subsidiaries, as borrowers, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citigroup Global Markets Inc., as syndication agent, Bank of America, N.A., HSBC Bank USA, National Association and Wells Fargo Bank, National Association, as documentation agents, entered into a Credit Agreement (the “Credit Agreement”). The Credit Agreement is a $1.75 billion revolving credit facility, which refinanced the existing $1.50 billion Credit Agreement dated April 20, 2010, as amended (the “2010 Credit Facility”), that would have matured in November 2013. The Credit Agreement provides for revolving loans and the issuance of letters of credit to the Company and certain of its subsidiaries, with up to $500 million available in primary alternate currency sub-commitments consisting of U.S. dollars, Canadian dollars, Euros, Pounds Sterling, Australian dollars or Yen, $50 million for Mexican pesos, $100 million of other permitted Libor based currencies other than U.S. dollars and $100 million of other permitted non-Libor based currencies other than U.S. dollars, with an overall limit on outstanding loans in currencies other than U.S. dollars of $500 million.

The Company has also issued a loan guaranty. The Borrowers may prepay the outstanding aggregate principal amount, in whole or in part, at any time, subject to certain restrictions. The Credit Agreement also includes customary mandatory prepayment provisions which are triggered when certain events occur, for example, the Company inadvertently exceeding the sub-commitment limits for any currency for a period of five consecutive business days. The Credit Agreement and related documents contain customary affirmative, negative, and financial covenants and default provisions.

This new Credit Agreement replaces the 2010 Credit Facility which has now been terminated.

A copy of the Credit Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

On November 30, 2012, in conjunction with the entrance into the Credit Agreement, the 2010 Credit Facility, dated April 20, 2010, among the Company, certain additional dollar revolving loan borrowers, certain additional alternate currency revolving loan borrowers, various lenders, Deutsche Bank AG New York Branch, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC, as lead arrangers and book running managers, was terminated. The 2010 Credit Facility was a $1.5 billion revolving credit facility that was prepayable subject to standard breakage provisions, if any, and was scheduled to mature in November 2013.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

10.1	Credit Agreement, dated as of November 30, 2012, by and among Starwood Hotels & Resorts Worldwide, Inc., certain of its subsidiaries, as borrowers, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citigroup Global Markets Inc., as syndication agent, Bank of America, N.A., HSBC Bank USA, National Association and Wells Fargo Bank, National Association, as documentation agents.

99.1	Press Release of Starwood Hotels & Resorts Worldwide, Inc., dated November 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:	/s/ Kristen Prohl
Name:	Kristen Prohl
Title:	Assistant Secretary

Date: December 5, 2012